EXHIBIT 99.2

Quarterly Supplemental Information
March 31, 2016

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 47 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. Prior to the second quarter of 2014, when the Company sold properties or was under a binding contract to sell properties, it restated historical income statements with the financial results of the sold or under contract assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer and operator of high-quality, Class A office properties located in select sub-markets of major U.S. cities. Its geographically-diversified, approximately $5 billion portfolio is comprised of nearly 20 million square feet (as of the date of release of this report). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	March 31, 2016	December 31, 2015
Number of consolidated office properties (1)	69	69
Rentable square footage (in thousands) (1)	18,930	18,934
Percent leased (2)	91.7%	91.5%
Capitalization (in thousands):
Total debt - principal amount outstanding	$2,013,830	$2,040,970
Equity market capitalization (3)	$2,946,839	$2,747,260
Total market capitalization (3)	$4,960,669	$4,788,230
Total debt / Total market capitalization (3)	40.6%	42.6%
Total debt / Total gross assets	37.3%	37.5%
Common stock data:
High closing price during quarter	$20.42	$19.82
Low closing price during quarter	$17.10	$18.05
Closing price of common stock at period end	$20.31	$18.88
Weighted average fully diluted shares outstanding during quarter (in thousands)	145,791	146,014
Shares of common stock issued and outstanding at period end (in thousands)	145,093	145,512
Annual dividend per share (4)	$0.84	$0.84
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	144	143

(1)
As of March 31, 2016, our consolidated office portfolio consisted of 69 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture, two properties under development, and one property that was taken out of service for redevelopment on January 1, 2014, 3100 Clarendon Boulevard in Arlington, VA). There were no acquisitions or dispositions of office properties completed during the first quarter of 2016.

(2)
Calculated as square footage associated with commenced leases plus square footage associated with uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties, two development properties, and one out of service property. Please refer to page 26 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)	Total of the per share dividends paid over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Accounting Officer and	Chief Investment Officer and Executive Vice
and Director	Vice President	Senior Vice President	President

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	C. Brent Smith
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Southwest Region	Midwest Region	Real Estate Operations and Assistant	New York Region and Strategic
		Secretary	Investments

George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,
Southeast Region	Mid-Atlantic Region and
Head of Development

Board of Directors

Michael R. Buchanan	Kelly H. Barrett	Wesley E. Cantrell	Barbara B. Lang
Director and Chairman of the	Director	Director and Chairman of	Director
Board of Directors		Governance Committee

Frank C. McDowell	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director, Vice Chairman of the	Chief Executive Officer, President	Director and Chairman of	Director and Chairman of
Board of Directors and Chairman	and Director	Audit Committee	Capital Committee
of Compensation Committee

Dale H. Taysom
Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of March 31, 2016

Financial Results (1)

Funds from operations (FFO) for the quarter ended March 31, 2016 was $59.9 million, or $0.41 per share (diluted), compared to $60.0 million, or $0.39 per share (diluted), for the same quarter in 2015. The dollar amount of FFO for the three months ended March 31, 2016 was comparable to that from the same period in 2015. Changes in the composition of FFO in 2016 when compared to 2015 were primarily attributable to 1) the loss of operating income contributions from properties sold since the beginning of 2015, including our largest asset, Aon Center, offset to a large degree by properties acquired and the commencement of leases representing net absorption of available space in the portfolio during the same time period, 2) increased general and administrative expense in 2016 due to higher expense accruals for potential performance-based compensation as a result of the Company's stock performance relative to its peers, and 3) decreased interest expense principally as a result of over $300 million less of debt outstanding in 2016 when compared to 2015.

Core funds from operations (Core FFO) for the quarter ended March 31, 2016 was $59.9 million, or $0.41 per share (diluted), compared to $60.1 million, or $0.39 per share (diluted), for the same quarter in 2015. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses, acquisition-related costs and other significant non-recurring items. The change in Core FFO for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily attributable to the items described above for changes in FFO.

Adjusted funds from operations (AFFO) for the quarter ended March 31, 2016 was $43.6 million, or $0.30 per share (diluted), compared to $45.6 million, or $0.30 per share (diluted), for the same quarter in 2015. The decrease in dollar amount of AFFO for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily related to the items described above for changes in FFO and Core FFO, in addition to the deduction of a greater amount of straight line rent adjustments in 2016 when compared to 2015.

The changes in per share amounts of FFO, Core FFO and AFFO for the three months ended March 31, 2016 as compared to the same period in 2015 were also impacted by reduced weighted average shares outstanding in 2016 as a result of the Company's stock repurchase program. Since the beginning of 2015, Piedmont repurchased 9.4 million shares at an average price of $17.66 per share. Since the program commenced in December 2011, Piedmont has repurchased 28.3 million shares at an average price of $17.17 per share.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 91.7% leased as of March 31, 2016, as compared to 91.5% in the prior quarter and 88.8% a year earlier. Please refer to page 26 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 6.7 years(2) as of March 31, 2016 as compared to 6.7 years at December 31, 2015.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 38 for definitions of non-GAAP financial measures. See pages 14 and 40 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of March 31, 2016) is weighted based on Annualized Lease Revenue, as defined on page 38.

Within its portfolio, Piedmont has two development properties and one re-development property. The Company's two development projects are Enclave Place, a 301,000 square foot office property located in Houston, TX, and 500 TownPark, a 135,000 square foot office property located in Lake Mary, FL; its redevelopment property is 3100 Clarendon Boulevard, a 262,000 square foot office and retail property located in Arlington, VA. For the purposes of statistical reporting throughout this supplemental report, these properties are excluded from Piedmont's operating portfolio. For additional information regarding these development projects, please refer to page 37 of this report.

During the three months ended March 31, 2016, the Company completed 353,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for approximately 171,000 square feet and new tenant leases for approximately 182,000 square feet. The average committed tenant improvement cost per square foot per year of lease term for renewal leases signed at our consolidated office properties during the three months ended March 31, 2016 was $2.30 and the same measure for new leases was $4.04, resulting in a weighted average of $3.36 for all leasing activity completed during the period (see page 32).

During the three months ended March 31, 2016, we executed four leases greater than 20,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Telogis, Inc.	Braker Pointe III	Austin, TX	29,220	2019	New
GKN Aerospace, Inc.	6031 Connection Drive	Irving, TX	27,938	2027	New
Vertex, Inc.	Sarasota Commerce Center II	Sarasota, FL	25,809	2021	Renewal
Bomgar Corporation	11695 Johns Creek Parkway	Johns Creek, GA	21,171	2023	Renewal / Expansion

As of March 31, 2016, there were three tenants whose leases individually contributed greater than 1% in net Annualized Lease Revenue expiring during the eighteen month period following the end of the first quarter of 2016. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
Harcourt	Braker Pointe III	Austin, TX	166,010	1.0%	Q2 2016
The primary tenant will vacate upon lease expiration. A lease with a current subtenant was executed during the first quarter of 2016, and discussions with another subtenant are on-going. Additionally, the remaining available space consisting of 166,010 square feet is actively being marketed for lease to new tenant prospects.

Towers Watson	Arlington Gateway	Arlington, VA	123,286	1.1%	Q2 2017	The likelihood of a lease renewal with the existing tenant is low. The space is actively being marketed for lease.
National Park Service	1201 Eye Street	Washington, DC	117,813	1.1%	Q3 2017
Of the 174,274 square feet currently leased to the National Park Service, 56,461 square feet have been leased to the International Food Policy Research Institute under its 101,937 square foot lease executed in 2015, leaving 117,813 square feet to be leased. The remaining available space is actively being marketed for lease.

Future Lease Commencements and Abatements

As of March 31, 2016, our overall leased percentage was 91.7% and our economic leased percentage was 83.0%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to approximately 552,000 square feet of leases as of March 31, 2016, or 3.0% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.4 million square feet of leases as of March 31, 2016, or a 5.7% impact to leased percentage on an economic basis).

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 22,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases many months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	Vacant	Q3 2016	New
District of Columbia (Department of Disability Services)	One Independence Square	Washington, DC	101,982	Vacant	Q3 2016	New
Norris, McLaughlin & Marcus, P.A.	400 Bridgewater Crossing	Bridgewater, NJ	61,642	Not Vacant	Q4 2016	New
Continental Casualty Company	500 TownPark	Lake Mary, FL	108,000	Under Development	Q1 2017	New
International Food Policy Research Institute (1)	1201 Eye Street	Washington, DC	101,937	Partially Vacant	Q2 2017 / Q2 2018	New

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have temporarily impacted the Company's current cash net operating income and AFFO.

Presented below is a schedule of leases with abatements of greater than 50,000 square feet that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
Catamaran	Windy Point II	Schaumburg, IL	50,686	March 2015 through April 2016	Q1 2025
Lockton Companies	500 West Monroe Street	Chicago, IL	52,201	August 2015 through July 2016	Q3 2026
Nestle	800 North Brand Boulevard	Glendale, CA	400,892	December 2015 through March 2016	Q1 2021
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	January 2016 through June 2017	Q4 2030
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2016, 2017 and 2018	Q1 2026
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	July 2016 through June 2017	Q2 2028
District of Columbia (Department of Disability Services)	One Independence Square	Washington, DC	101,982	August 2016 through March 2017; August 2019; August 2020	Q2 2028
SunTrust Bank	SunTrust Center	Orlando, FL	120,000	October through December 2016 and 2017	Q3 2019
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	61,642	November 2016 through February 2017; October through December 2017 and 2018; November and December 2019	Q4 2029
Continental Casualty Company	500 TownPark	Lake Mary, FL	108,000	February through June 2017	Q1 2030

(1)	Approximately 45,000 square feet of space associated with the lease is vacant; the tenant will take the currently vacant space in Q2 2017.

Financing and Capital Activity

Among Piedmont's strategic objectives is to harvest capital through the disposition of non-core assets, assets where returns have been maximized, and assets located in non-strategic submarkets and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and

•	repurchase Company stock.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
There were no dispositions completed during the quarter ended March 31, 2016. However, we began marketing certain assets for sale during the quarter and were in advanced stages of sales negotiations for several properties as of the end of the quarter. Additional information on asset sales completed after the end of the first quarter of 2016 can be found under the Subsequent Events heading below.

Acquisitions
There were no acquisitions completed during the quarter ended March 31, 2016.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 36.

Development
During the second quarter of 2015, Piedmont executed a 108,000 square foot, thirteen-year anchor-tenant lease with Continental Casualty Company at 500 TownPark in Lake Mary, FL. 500 TownPark will be a ground-up development comprised of a 135,000 square foot, four-story office building to be built on a portion of the Company's 25.2 acres of developable land in Lake Mary. With the signing of the Continental Casualty lease, the building is 80% pre-leased. The foundation work is complete and physical construction of the building is underway. The development costs are anticipated to be $28 million to $30 million, inclusive of leasing costs. Approximately $3.5 million had been recorded in work in progress as of March 31, 2016. The site is situated at the intersection of Interstate 4 and Highway 417 and is well located within a mixed-use development consisting of office, retail, residential and hotel uses. After the completion of 500 TownPark, the Company's remaining land holdings in the master planned, multi-use development could accommodate up to 1,200,000 square feet of additional development, including approximately 800,000 square feet of office development.

In addition, the Company has two development projects that are now substantially complete and in lease-up phase:

•
3100 Clarendon Boulevard, a 262,000 square foot office and retail property located adjacent to the Clarendon Metrorail Station in Arlington, VA, which was upgraded to Class A after being occupied by a U.S. Government agency for over 15 years; and

•	Enclave Place, a 301,000 square foot office building located within a deed-restricted and architecturally-controlled office park in the Energy Corridor in Houston, TX.

For additional information on Piedmont's development projects, please refer to page 37.

Finance
As of March 31, 2016, our ratio of debt to total gross assets was 37.3%. This debt ratio is based on total principal amount outstanding for our various loans at March 31, 2016.
As of March 31, 2016, our average net debt to Core EBITDA ratio was 6.6x, a decrease from 6.9x at December 31, 2015.
On January 4, 2016, Piedmont repaid a $125 million mortgage loan with a 5.50% interest rate collateralized by 1430 Enclave Parkway located in Houston, TX, Windy Point I and Windy Point
II located in Schaumburg, IL, and 1055 East Colorado Boulevard located in Pasadena, CA. The loan had an April 1, 2016 maturity date, but was open to prepayment without yield maintenance fees 90 days in advance of the stated maturity date. The Company repaid the loan at the earliest possible date inside of the open prepayment window with funds drawn from its unsecured revolving line of credit and cash on hand. The Company had $381 million of availability on its $500 million line of credit as of March 31, 2016.

Loan Investments
Piedmont provided seller financing to the purchaser of Copper Ridge Center in Lyndhurst, NJ, in May 2015. The $45.4 million, 8.45% interest-only loan was repaid in full in February 2016 in accordance with the terms of the loan.

Stock Repurchase Program
During the first quarter of 2016, the Company repurchased 461,500 shares of common stock under its share repurchase program at an average price of $17.20 per share, or approximately $7.9 million (before the consideration of transaction costs). Since the stock repurchase program began in December 2011, the Company has repurchased a total of 28.3 million shares at an average price of $17.17 per share, or approximately $486.4 million in aggregate (before the consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $70.2 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On February 4, 2016, the Board of Directors of Piedmont declared a dividend for the first quarter of 2016 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on February 26, 2016. The dividend was paid on March 18, 2016. The Company's dividend payout percentage for the three months ended March 31, 2016 was 51% of Core FFO and 70% of AFFO.

Subsequent Events

Following the end of the first quarter of 2016, the Company completed the dispositions of three properties in metropolitan Los Angeles. The completion of these dispositions allowed the Company to further advance its strategic objective of focusing its operations on select submarkets within its strategic operating footprint. The dispositions were as follows:

•	On April 21, 2016, Piedmont sold 1055 East Colorado Boulevard, a 176,000 square foot, 99% leased office building located in Pasadena, CA, for $61.3 million, or $348 per square foot;

•	On April 28, 2016, Piedmont sold Fairway Center II, a 134,000 square foot, 97% leased office building located in Brea, CA, for $33.8 million, or $252 per square foot; and

•	On May 2, 2016, Piedmont sold 1901 Main Street, a 173,000 square foot, 100% leased office building located in Irvine, CA, for $66.0 million, or $382 per square foot.
Each transaction resulted in a gain on sale. As previously communicated, the Company established reverse 1031 exchanges with several recent acquisitions in order to be prepared to defer any potential tax gains resulting from the Company's prospective portfolio refinement activities. All three California property dispositions were closed as 1031 exchanges, reducing the aggregate gain that must be included in the Company's yearly required dividend calculations. Proceeds from the sales were used to reduce the balance outstanding on the Company's revolving line of credit.

On April 27, 2016, the Board of Directors of Piedmont declared a dividend for the second quarter of 2016 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on May 27, 2016. The dividend is expected to be paid on June 17, 2016.

Guidance for 2016

The following financial guidance for calendar year 2016 remains unchanged and is based upon management's expectations at this time.

	Low	High
Core Funds from Operations	$231 million	$242 million
Core Funds from Operations per diluted share	$1.58	$1.66

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 38 and reconciliations are provided beginning on page 40.

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015		6/30/2015	3/31/2015
Selected Operating Data
Percent leased (1)	91.7%	91.5%	90.6%		88.8%	88.8%
Percent leased - economic (1) (2)	83.0%	81.8%	83.0%		82.4%	80.6%
Rental income	$114,738	$115,617	$117,994		$117,454	$117,807
Total revenues	$138,012	$139,461	$148,815		$146,734	$149,759
Total operating expenses	$111,640	$110,523	$149,948	(3)	$125,910	$121,545
Core EBITDA	$76,458	$78,485	$80,062		$77,969	$79,314
Core FFO applicable to common stock	$59,865	$60,184	$61,058		$59,760	$60,099
Core FFO per share - diluted	$0.41	$0.41	$0.41		$0.39	$0.39
AFFO applicable to common stock	$43,550	$42,358	$52,433		$45,734	$45,608
AFFO per share - diluted	$0.30	$0.29	$0.35		$0.30	$0.30
Gross dividends	$30,463	$30,557	$31,036		$32,268	$32,411
Dividends per share	$0.210	$0.210	$0.210		$0.210	$0.210
Selected Balance Sheet Data
Total real estate assets	$3,683,106	$3,695,806	$3,934,113		$4,005,824	$4,094,942
Total gross real estate assets	$4,732,904	$4,710,837	$5,153,613		$5,215,938	$5,297,481
Total assets	$4,355,017	$4,434,535	$4,732,654		$4,773,811	$4,812,471
Net debt (4)	$2,008,507	$2,030,355	$2,387,840		$2,315,934	$2,320,504
Total liabilities	$2,195,354	$2,238,091	$2,639,916		$2,517,960	$2,526,548
Ratios
Core EBITDA margin (5)	55.4%	56.3%	53.8%		53.1%	53.0%
Fixed charge coverage ratio (6)	4.3 x	4.1 x	4.0 x		4.0 x	4.0 x
Average net debt to Core EBITDA (7)	6.6 x	6.9 x	7.3 x		7.4 x	7.2 x

(1)	Please refer to page 26 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(3)	Amount includes a $34.8 million impairment loss associated with 2 Gatehall Drive located in Parsippany, NJ.
(4)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The decrease in net debt in the fourth quarter of 2015 was primarily attributable to the use of a portion of the proceeds from the sale of Aon Center in Chicago, IL, to repay debt.

(5)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(6)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $1,162,192 for the quarter ended March 31, 2016, $1,102,518 for the quarter ended December 31, 2015, $954,086 for the quarter ended September 30, 2015, $885,576 for the quarter ended June 30, 2015, and $823,770 for the quarter ended March 31, 2015; the Company had principal amortization of $140,539 for the quarter ended March 31, 2016, $277,217 for the quarter ended December 31, 2015, $204,580 for the quarter ended September 30, 2015, $201,768 for the quarter ended June 30, 2015, and $132,969 for the quarter ended March 31, 2015.

(7)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period. The decrease in the net debt to Core EBITDA ratios for the quarters ended December 31, 2015 and March 31, 2016 was primarily attributable to the debt repayment in October 2015 using a majority of the proceeds from the sale of Aon Center in Chicago, IL. For the other quarters presented herein, the average net debt to Core EBITDA ratios are higher than our historical performance on this measure primarily as a result of capital expenditures and stock repurchases in excess of net dispositions, the shortfall of which was largely funded with debt. This measure in previous quarters was also impacted by downtime associated with re-tenanting efforts, and some rent roll downs.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Assets:
Real estate, at cost:
Land assets	$685,850	$685,850	$671,832	$672,747	$679,094
Buildings and improvements	3,844,717	3,826,322	3,589,298	3,620,647	3,671,925
Buildings and improvements, accumulated depreciation	(951,484)	(922,019)	(933,717)	(911,168)	(914,551)
Intangible lease asset	176,436	177,675	148,403	153,106	153,465
Intangible lease asset, accumulated amortization	(98,314)	(93,012)	(87,633)	(88,954)	(84,212)
Construction in progress	25,901	20,990	75,083	63,211	82,246
Real estate assets held for sale, gross	—	—	668,997	706,227	710,751
Real estate assets held for sale, accumulated depreciation & amortization	—	—	(198,150)	(209,992)	(203,776)
Total real estate assets	3,683,106	3,695,806	3,934,113	4,005,824	4,094,942
Investments in and amounts due from unconsolidated joint ventures	7,483	7,577	7,652	7,714	7,820
Cash and cash equivalents	4,732	5,441	7,702	8,997	7,479
Tenant receivables, net of allowance for doubtful accounts	22,040	26,339	26,748	25,474	30,132
Straight line rent receivable	161,087	152,122	149,060	146,632	150,511
Notes receivable	—	45,400	45,400	45,400	—
Escrow deposits and restricted cash	591	5,174	37,705	521	671
Prepaid expenses and other assets	24,708	24,843	31,764	31,070	24,941
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	—	—	—	8,290	520
Deferred lease costs, less accumulated amortization	271,173	291,736	231,379	234,127	238,085
Other assets held for sale	—	—	81,034	79,665	77,273
Total assets	$4,355,017	$4,434,535	$4,732,654	$4,773,811	$4,812,471
Liabilities:
Unsecured debt, net of discount	$1,626,799	$1,528,221	$1,919,504	$1,810,951	$1,870,295
Secured debt	376,119	501,289	501,595	501,853	448,423
Accounts payable, accrued expenses, and accrued capital expenditures	103,894	128,465	132,741	128,898	119,466
Deferred income	28,143	27,270	26,087	26,633	25,970
Intangible lease liabilities, less accumulated amortization	40,926	42,853	38,896	40,597	42,311
Interest rate swaps	19,473	9,993	20,526	8,411	19,416
Notes Payable and other liabilities held for sale	—	—	567	617	667
Total liabilities	$2,195,354	$2,238,091	$2,639,916	$2,517,960	$2,526,548
Stockholders' equity:
Common stock	1,451	1,455	1,456	1,518	1,543
Additional paid in capital	3,671,055	3,669,977	3,669,154	3,668,378	3,667,574
Cumulative distributions in excess of earnings	(1,505,704)	(1,477,674)	(1,570,377)	(1,427,312)	(1,378,786)
Other comprehensive loss	(8,168)	1,661	(8,524)	12,242	(5,437)
Piedmont stockholders' equity	2,158,634	2,195,419	2,091,709	2,254,826	2,284,894
Non-controlling interest	1,029	1,025	1,029	1,025	1,029
Total stockholders' equity	2,159,663	2,196,444	2,092,738	2,255,851	2,285,923
Total liabilities, redeemable common stock and stockholders' equity	$4,355,017	$4,434,535	$4,732,654	$4,773,811	$4,812,471
Common stock outstanding at end of period	145,093	145,512	145,634	151,833	154,340

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Revenues:
Rental income	$114,738	$115,617	$117,994	$117,454	$117,807
Tenant reimbursements	22,751	23,405	30,273	28,813	31,390
Property management fee revenue	523	439	548	467	562
	138,012	139,461	148,815	146,734	149,759
Expenses:
Property operating costs	54,188	54,608	61,677	61,479	64,236
Depreciation	31,782	31,033	31,199	36,039	36,232
Amortization	17,806	17,240	14,021	14,955	14,670
Impairment losses on real estate assets	—	—	34,815	5,354	—
General and administrative	7,864	7,642	8,236	8,083	6,407
	111,640	110,523	149,948	125,910	121,545
Real estate operating income	26,372	28,938	(1,133)	20,824	28,214
Other income / (expense):
Interest expense	(16,385)	(17,978)	(18,832)	(18,172)	(19,016)
Other income / (expense)	294	347	803	596	(181)
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	(278)	—	—	—
Equity in income / (loss) of unconsolidated joint ventures	115	135	135	124	159
	(15,976)	(17,774)	(17,894)	(17,452)	(19,038)
Income from continuing operations	10,396	11,164	(19,027)	3,372	9,176
Discontinued operations:
Operating income, excluding impairment loss	—	71	16	(3)	—
Gain / (loss) on sale of properties	—	1	(2)	—	—
Income / (loss) from discontinued operations	—	72	14	(3)	—
Gain on sale of real estate (2)	(20)	114,411	17,142	26,611	10,073
Net income	10,376	125,647	(1,871)	29,980	19,249
Less: Net income attributable to noncontrolling interest	(4)	(3)	(4)	(4)	(4)
Net income attributable to Piedmont	$10,372	$125,644	$(1,875)	$29,976	$19,245
Weighted average common shares outstanding - diluted	145,791	146,014	149,176	153,757	154,580
Net income per share available to common stockholders - diluted	$0.07	$0.84	$(0.01)	$0.20	$0.12
Common stock outstanding at end of period	145,093	145,512	145,634	151,833	154,340

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
The gain on sale of real estate reflected in the fourth quarter of 2015 was primarily related to the sale of Aon Center in Chicago, IL, on which we recorded a $114.3 million gain, that in the third quarter of 2015 was primarily related to the sale of Chandler Forum in Chandler, AZ, on which we recorded a $15.5 million gain, that in the second quarter of 2015 was primarily related to the sale of Copper Ridge Center in Lyndhurst, NJ, on which we recorded a $13.3 million gain, and 5601 Headquarters Drive in Plano, TX, on which we recorded an $8.0 million gain, and that in the first quarter of 2015 was primarily related to the sale of 3900 Dallas Parkway in Plano, TX, on which we recorded a $10.1 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2016	3/31/2015	Change ($)	Change (%)
Revenues:
Rental income	$114,738	$117,807	$(3,069)	(2.6)%
Tenant reimbursements	22,751	31,390	(8,639)	(27.5)%
Property management fee revenue	523	562	(39)	(6.9)%
	138,012	149,759	(11,747)	(7.8)%
Expenses:
Property operating costs	54,188	64,236	10,048	15.6%
Depreciation	31,782	36,232	4,450	12.3%
Amortization	17,806	14,670	(3,136)	(21.4)%
Impairment losses on real estate assets	—	—	—	—%
General and administrative	7,864	6,407	(1,457)	(22.7)%
	111,640	121,545	9,905	8.1%
Real estate operating income	26,372	28,214	(1,842)	(6.5)%
Other income / (expense):
Interest expense	(16,385)	(19,016)	2,631	13.8%
Other income / (expense)	294	(181)	475	262.4%
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—%
Equity in income / (loss) of unconsolidated joint ventures	115	159	(44)	(27.7)%
	(15,976)	(19,038)	3,062	16.1%
Income from continuing operations	10,396	9,176	1,220	13.3%
Discontinued operations:
Operating income, excluding impairment loss	—	—	—	—%
Gain / (loss) on sale of properties	—	—	—	—%
Income / (loss) from discontinued operations	—	—	—	—%
Gain on sale of real estate (1)	(20)	10,073	(10,093)	(100.2)%
Net income	10,376	19,249	(8,873)	(46.1)%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%
Net income attributable to Piedmont	$10,372	$19,245	$(8,873)	(46.1)%
Weighted average common shares outstanding - diluted	145,791	154,580
Net income per share available to common stockholders - diluted	$0.07	$0.12
Common stock outstanding at end of period	145,093	154,340

(1)	The gain on sale of real estate for the three months ended March 31, 2015 was primarily related to a $10.1 million gain recorded on the sale of 3900 Dallas Parkway in Plano, TX, in January 2015.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2016	3/31/2015

GAAP net income applicable to common stock	$10,372	$19,245
Depreciation (1) (2)	31,639	36,097
Amortization (1)	17,822	14,686
Impairment loss (1)	—	—
Loss / (gain) on sale of properties (1)	20	(10,073)
NAREIT funds from operations applicable to common stock	59,853	59,955
Adjustments:
Acquisition costs	12	144
Loss / (gain) on extinguishment of swaps	—	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	—
Core funds from operations applicable to common stock	59,865	60,099
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	647	651
Depreciation of non real estate assets	204	196
Straight-line effects of lease revenue (1)	(7,848)	(4,510)
Stock-based and other non-cash compensation expense	1,928	725
Amortization of lease-related intangibles (1)	(1,238)	(1,122)
Acquisition costs	(12)	(144)
Non-incremental capital expenditures (3)	(9,996)	(10,287)
Adjusted funds from operations applicable to common stock	$43,550	$45,608

Weighted average common shares outstanding - diluted	145,791	154,580

Funds from operations per share (diluted)	$0.41	$0.39
Core funds from operations per share (diluted)	$0.41	$0.39
Adjusted funds from operations per share (diluted)	$0.30	$0.30

Common stock outstanding at end of period	145,093	154,340

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 38.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2016		3/31/2015
Net income attributable to Piedmont	$10,372		$19,245
Net income attributable to noncontrolling interest	4		4
Interest expense (1)	16,385		19,016
Depreciation (1)	31,843		36,292
Amortization (1)	17,822		14,686
Acquisition costs	12		144
Impairment loss (1)	—		—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—		—
Loss / (gain) on sale of properties (1)	20		(10,073)
Core EBITDA	76,458		79,314
General & administrative expenses (1)	7,869		6,416
Management fee revenue (2)	(292)		(330)
Other (income) / expense (1) (3)	(307)		38
Straight-line effects of lease revenue (1)	(7,848)		(4,510)
Amortization of lease-related intangibles (1)	(1,238)		(1,122)
Property net operating income (cash basis)	74,642		79,806
Change period over period	(6.5)%	(4)	N/A

Deduct net operating (income) / loss from:
Acquisitions (5)	(5,215)		(513)
Dispositions (6)	29		(10,413)
Other investments (7)	(126)		(270)
Same store net operating income (cash basis)	$69,330		$68,610
Change period over period	1.0%		N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
The decrease in property net operating income in 2016 as compared to 2015 was primarily attributable to the sale of Aon Center in Chicago, IL, during the fourth quarter of 2015. Aon Center was the largest individual asset within the Company's portfolio prior to the sale, representing over 10% of the portfolio on a square footage basis. A majority of the sale proceeds were applied to debt reduction.

(5)
Acquisitions consist of Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; 80 Central Street in Boxborough, MA, purchased on July 24, 2015; SunTrust Center in Orlando, FL, purchased on November 4, 2015; Galleria 300 in Atlanta, GA, purchased on November 4, 2015; and Glenridge Highlands One in Atlanta, GA, purchased on November 24, 2015.

(6)
Dispositions consist of 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; Chandler Forum in Chandler, AZ, sold on September 1, 2015; Aon Center in Chicago, IL, sold on October 29, 2015; and 2 Gatehall Drive in Parsippany, NJ, sold on December 21, 2015.

(7)
Other investments consist of operating results from our investments in unconsolidated joint ventures and redevelopment and development projects. Additional information on our unconsolidated joint ventures and redevelopment and development projects can be found on page 37. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Seven of the Largest Markets	Three Months Ended
	3/31/2016		3/31/2015
	$	%	$	%
Washington, D.C.	$12,092	17.5	$12,467	18.2
New York (1)	9,385	13.5	8,300	12.1
Boston	7,113	10.3	6,856	10.0
Dallas	6,106	8.8	5,625	8.2
Minneapolis (2)	5,684	8.2	4,635	6.8
Chicago	5,433	7.8	5,884	8.5
Los Angeles (3)	1,622	2.3	4,149	6.0
Other (4)	21,895	31.6	20,694	30.2
Total	$69,330	100.0	$68,610	100.0

(1)
The increase in New York Same Store Net Operating Income for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily related to increased rental income as a result of recent leasing activity as well as reduced operating expenses in 2016 attributable to milder winter weather than in the prior year at 60 Broad Street in New York, NY.

(2)
The increase in Minneapolis Same Store Net Operating Income for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily attributable to increased rental income as a result of recent leasing activity and the expiration of rental abatements at US Bancorp Center in Minneapolis, MN, as well as recent leasing activity at Crescent Ridge II in Minnetonka, MN.

(3)
The decrease in Los Angeles Same Store Net Operating Income for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily attributable to a four-month rental abatement concession (expiring March 31, 2016) provided to Nestle at the beginning of its 401,000 square foot renewal lease's term at 800 North Brand Boulevard in Glendale, CA.

(4)
The increase in Other Same Store Net Operating Income for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily attributable to increased economic occupancy associated with recent leasing activity at Suwanee Gateway One and The Medici, as well as a one-time true-up of operating expense recovery income at 1155 Perimeter Center West, all in Atlanta, GA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2016		3/31/2015
Net income attributable to Piedmont	$10,372		$19,245
Net income attributable to noncontrolling interest	4		4
Interest expense (1)	16,385		19,016
Depreciation (1)	31,843		36,292
Amortization (1)	17,822		14,686
Acquisition costs	12		144
Impairment loss (1)	—		—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—		—
Loss / (gain) on sale of properties (1)	20		(10,073)
Core EBITDA	76,458		79,314
General & administrative expenses (1)	7,869		6,416
Management fee revenue (2)	(292)		(330)
Other (income) / expense (1) (3)	(307)		38
Property net operating income (accrual basis)	83,728		85,438
Change period over period	(2.0)%	(4)	N/A

Deduct net operating (income) / loss from:
Acquisitions (5)	(6,482)		(630)
Dispositions (6)	29		(12,085)
Other investments (7)	(150)		(273)
Same store net operating income (accrual basis)	$77,125		$72,450
Change period over period	6.5%		N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
The decrease in property net operating income in 2016 as compared to 2015 was primarily attributable to the sale of Aon Center in Chicago, IL, during the fourth quarter of 2015. Aon Center was the largest individual asset within the Company's portfolio prior to the sale, representing over 10% of the portfolio on a square footage basis. A majority of the sale proceeds were applied to debt reduction.

(5)
Acquisitions consist of Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; 80 Central Street in Boxborough, MA, purchased on July 24, 2015; SunTrust Center in Orlando, FL, purchased on November 4, 2015; Galleria 300 in Atlanta, GA, purchased on November 4, 2015; and Glenridge Highlands One in Atlanta, GA, purchased on November 24, 2015.

(6)
Dispositions consist of 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; Chandler Forum in Chandler, AZ, sold on September 1, 2015; Aon Center in Chicago, IL, sold on October 29, 2015; and 2 Gatehall Drive in Parsippany, NJ, sold on December 21, 2015.

(7)
Other investments consist of operating results from our investments in unconsolidated joint ventures and redevelopment and development projects. Additional information on our unconsolidated joint ventures and redevelopment and development projects can be found on page 37. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Seven of the Largest Markets	Three Months Ended
	3/31/2016		3/31/2015
	$	%	$	%
Washington, D.C. (1)	$14,438	18.7	$13,151	18.2
New York (2)	9,270	12.0	7,990	11.0
Boston	7,152	9.3	6,988	9.6
Chicago	6,370	8.3	6,291	8.7
Dallas	5,967	7.7	5,867	8.1
Minneapolis	5,502	7.1	5,088	7.0
Los Angeles	4,587	6.0	4,247	5.9
Other (3)	23,839	30.9	22,828	31.5
Total	$77,125	100.0	$72,450	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily attributable to the commencement of new leases at One Independence Square in Washington, D.C., 4250 North Fairfax Drive in Arlington, VA, and 9211 Corporate Boulevard in Rockville, MD, as well as lease termination income from Lockheed Martin at 9221 Corporate Boulevard in Rockville, MD, all of which was partially offset by a 45,000 square foot contraction under the National Park Service lease in 2015 at 1201 Eye Street in Washington, D.C.

(2)
The increase in New York Same Store Net Operating Income for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily related to increased rental income as a result of recent leasing activity as well as reduced operating expenses in 2016 attributable to milder winter weather than in the prior year at 60 Broad Street in New York, NY.

(3)
The increase in Other Same Store Net Operating Income for the three months ended March 31, 2016 as compared to the same period in 2015 was primarily attributable to increased rental income as a result of recent leasing activity at Suwanee Gateway One, The Medici and Glenridge Highlands Two, as well as a one-time true-up of operating expense recovery income at 1155 Perimeter Center West, all in Atlanta, GA.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	March 31, 2016	December 31, 2015

Common stock price (1)	$20.31	$18.88
Total shares outstanding	145,093	145,512
Equity market capitalization (1)	$2,946,839	$2,747,260
Total debt - principal amount outstanding	$2,013,830	$2,040,970
Total market capitalization (1)	$4,960,669	$4,788,230
Total debt / Total market capitalization (1)	40.6%	42.6%
Total gross real estate assets (2)	$4,732,904	$4,710,837
Total debt / Total gross real estate assets (2)	42.5%	43.3%
Total debt / Total gross assets (3)	37.3%	37.5%
Average net debt to Core EBITDA (4)	6.6 x	6.9 x

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(4)
For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of March 31, 2016
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$289,000	(3)	1.52%	35.8 months

Fixed Rate	1,724,830		3.65%	63.4 months

Total	$2,013,830		3.35%	59.4 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,639,000	3.02%	62.6 months

Secured	374,830	4.76%	45.6 months

Total	$2,013,830	3.35%	59.4 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2016	$42,525	$—		5.70%	2.1%
2017	140,000	—		5.76%	7.0%
2018	—	170,000		1.57%	8.4%
2019	—	300,000		2.78%	14.9%
2020	—	419,000	(4)	2.12%	20.8%
2021 +	192,305	750,000		3.93%	46.8%

Total	$374,830	$1,639,000		3.35%	100.0%

(1)	All of Piedmont's outstanding debt as of March 31, 2016, was interest-only debt with the exception of the $32.3 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the outstanding balance as of March 31, 2016, on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 2.39% through November 22, 2016 (please see page 21 for information on additional swap agreements for this loan that will become effective after November 22, 2016), assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of March 31, 2016

Secured
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
$35.0 Million Fixed-Rate Loan (2)	5 Wall Street	5.55%		9/1/2021	32,305
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(3)	7/5/2022	160,000
Subtotal / Weighted Average (4)		4.76%			$374,830

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	1.57%	(5)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(6)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.39%	(7)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (8)	N/A	1.45%	(9)	6/18/2020	119,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(10)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(11)	3/15/2024	400,000
Subtotal / Weighted Average (4)		3.02%			$1,639,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		3.35%			$2,013,830
GAAP Accounting Adjustments (12)					(10,912)
Total Debt - GAAP Amount Outstanding					$2,002,918

(1)	All of Piedmont’s outstanding debt as of March 31, 2016, was interest-only debt with the exception of the $32.3 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The loan is amortizing based on a 25-year amortization schedule.
(3)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(4)	Weighted average is based on the principal amount outstanding and interest rate at March 31, 2016.
(5)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of March 31, 2016) over the selected rate based on Piedmont’s current credit rating.

(6)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(7)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.39% until November 22, 2016, assuming no credit rating change for the Company. Additionally, for the period from November 22, 2016 to January 15, 2020, Piedmont has entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35%, assuming no credit rating change for the Company.

(8)
All of Piedmont’s outstanding debt as of March 31, 2016, was term debt with the exception of $119 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(9)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of March 31, 2016. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of March 31, 2016) over the selected rate based on Piedmont’s current credit rating.

(10)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(11)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(12)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Ratio Analysis
As of March 31, 2016
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.40
Minimum Fixed Charge Coverage Ratio (2)	1.50	3.86
Maximum Secured Indebtedness Ratio	0.40	0.10
Minimum Unencumbered Leverage Ratio	1.60	2.69
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	5.05

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	42.3%
Secured Debt to Total Assets	40% or less	7.9%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.48
Unencumbered Assets to Unsecured Debt	150% or greater	258%

	Three Months Ended	Year Ended
Other Debt Coverage Ratios	March 31, 2016	December 31, 2015

Average net debt to core EBITDA (5)	6.6 x	7.2 x
Fixed charge coverage ratio (6)	4.3 x	4.0 x
Interest coverage ratio (7)	4.4 x	4.1 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for additional information on the relevant calculations.
(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended March 31, 2016 and December 31, 2015. The Company had capitalized interest of $1,162,192 for the three months ended March 31, 2016 and $3,765,950 for the twelve months ended December 31, 2015. The Company had principal amortization of $140,539 for the three months ended March 31, 2016 and $816,534 for the twelve months ended December 31, 2015.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $1,162,192 for the three months ended March 31, 2016 and $3,765,950 for the twelve months ended December 31, 2015.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of March 31, 2016
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	6	(4)	$47,009	8.5	962	5.6
State of New York	AA+ / Aa1	1	2019	24,843	4.5	481	2.8
US Bancorp	A+ / A1	3	2023 / 2024	22,043	4.0	733	4.2
Independence Blue Cross	No rating available	1	2033	18,016	3.2	801	4.6
GE	AA+ / A1	1	2027	15,872	2.9	452	2.6
Nestle	AA / Aa2	1	2021	12,281	2.2	401	2.3
City of New York	AA / Aa2	1	2020	10,844	2.0	313	1.8
Gallagher	No rating available	2	2018	9,631	1.7	315	1.8
Catamaran	A+ / A3	1	2025	8,713	1.6	301	1.7
Caterpillar Financial	A / A2	1	2022	7,968	1.4	312	1.8
Harvard University	AAA / Aaa	2	2017 / 2018	7,262	1.3	110	0.6
Technip	BBB+	1	2018	6,623	1.2	150	0.9
Harcourt	BBB+	1	2016	6,543	1.2	195	1.1
Raytheon	A / A3	2	2019	6,279	1.1	440	2.5
Motorola	BBB- / Baa3	1	2028	5,916	1.1	150	0.9
Goldman Sachs	BBB+ / A3	2	2018	5,899	1.1	235	1.4
Towers Watson	No rating available	1	2017	5,876	1.1	123	0.7
Henry M Jackson	No rating available	2	2022	5,691	1.0	145	0.8
District of Columbia	AA- / A1	2	2028	5,683	1.0	121	0.7
Epsilon Data Management	No rating available	1	2026	5,566	1.0	222	1.3
First Data Corporation	B+ / B2	1	2027	5,517	1.0	195	1.1
Lockheed Martin	BBB+ / Baa1	2	2016 / 2020	5,355	1.0	168	1.0
SunTrust Bank	BBB+ / Baa1	3	2019	5,287	1.0	145	0.8
Other			Various	299,389	53.9	9,880	57.0
Total				$554,106	100.0	17,350	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
March 31, 2016 as compared to December 31, 2015

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the credit worthiness of the tenant; in most cases, the lack of a credit rating reflects that a tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2016 to 2031.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of March 31, 2016

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$59,638	10.8
AA / Aa	98,067	17.7
A / A	81,614	14.7
BBB / Baa	49,390	8.9
BB / Ba	21,649	3.9
B / B	23,756	4.3
Below	2,222	0.4
Not rated (2)	217,770	39.3
Total	$554,106	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	243	31.4	$20,221	3.6	225	1.3
2,501 - 10,000	258	33.4	44,086	8.0	1,363	7.9
10,001 - 20,000	102	13.2	43,799	7.9	1,422	8.2
20,001 - 40,000	70	9.0	64,781	11.7	2,022	11.6
40,001 - 100,000	57	7.4	103,967	18.8	3,298	19.0
Greater than 100,000	43	5.6	277,252	50.0	9,020	52.0
Total	773	100.0	$554,106	100.0	17,350	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality; it either indicates that the tenant does not have any debt or, if the tenant does have debt, its debt has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and Towers Watson.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	17,323	18,934	91.5%	18,828	21,471	87.7%
Leases signed during period	353			817
Less: lease renewals signed during period	(171)			(442)
New leases signed during period	182			375
Leases expired during period and other	(155)	(4)		(127)	2
Subtotal	17,350	18,930	91.7%	19,076	21,473	88.8%
Acquisitions during period				156	178
Dispositions during period				(120)	(120)
As of March 31, 20xx (2)	17,350	18,930	91.7%	19,112	21,531	88.8%

Same Store Analysis
Less acquisitions / dispositions after March 31, 2015 and redevelopments (3) (4)	(1,364)	(1,521)	89.7%	(3,525)	(4,135)	85.2%
Same Store Leased Percentage (2)	15,986	17,409	91.8%	15,587	17,396	89.6%

(1)
Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)	For additional information on acquisitions and dispositions completed during the last year and redevelopments, please refer to pages 36 and 37, respectively.
(4)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	March 31, 2016
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	168	47.7%	0.9%	3.3%	13.1%
Leases executed for spaces excluded from analysis (5)	185	52.3%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents for the previous leases are compared to the first twelve months of cash rents for the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents for the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of March 31, 2016
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,580	8.3
2016 (2)	19,985	3.6	602	3.2
2017 (3)	43,082	7.8	1,248	6.6
2018	47,503	8.6	1,517	8.0
2019	72,140	13.0	2,340	12.4
2020	49,040	8.9	1,756	9.3
2021	39,338	7.1	1,293	6.8
2022	37,844	6.8	1,235	6.5
2023	34,736	6.3	1,221	6.5
2024	40,583	7.3	1,417	7.5
2025	26,336	4.7	855	4.5
2026	20,774	3.7	714	3.8
2027	33,875	6.1	1,045	5.5
2028	43,113	7.8	933	4.9
Thereafter	45,757	8.3	1,174	6.2
Total / Weighted Average	$554,106	100.0	18,930	100.0

Average Lease Term Remaining
3/31/2016	6.7 years
12/31/2015	6.7 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of March 31, 2016, comprised of 27,000 square feet and Annualized Lease Revenue of $0.7 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of 500 square feet and Annualized Lease Revenue of $0.2 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of March 31, 2016
(in thousands)

	Q2 2016 (1)			Q3 2016		Q4 2016		Q1 2017
Location	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	9	$148		2	$43	9	$234	15	$424
Austin	166	5,565		—	4	—	—	—	—
Boston	2	32		—	—	2	169	13	243
Central & South Florida	18	481		8	213	28	782	11	327
Chicago	6	164		29	883	7	288	1	3
Dallas	24	619		11	352	19	511	33	1,153
Detroit	2	38		6	112	—	5	43	861
Houston	—	—		—	—	—	—	—	—
Los Angeles	—	—		16	497	21	914	19	599
Minneapolis	3	80		1	48	12	395	17	567
Nashville	—	850	(3)	—	—	—	—	66	—
New York	14	487		—	19	17	888	41	1,332
Philadelphia	—	—		—	—	—	—	—	—
Phoenix	7	164		—	—	—	—	38	887
Washington, D.C.	120	3,070		39	1,711	4	245	56	2,855
Total / Weighted Average (4)	371	$11,698		112	$3,882	119	$4,431	353	$9,251

(1)	Includes leases with an expiration date of March 31, 2016, comprised of 27,000 square feet and expiring lease revenue of $0.7 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
As part of Comdata's recent lease renewal at 5301 Maryland Way in Brentwood, TN, the tenant was granted the right to use its give-back space beyond the original expiration date of May 31, 2016 with no base rental charges; therefore, the revenue associated with the space contraction is presented as expiring in Q2 2016 while the square footage is presented as expiring in Q1 2017. The tenant will continue to be directly responsible for operating expenses associated with the space until its rights to use the space have ended.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of March 31, 2016
(in thousands)

	12/31/2016 (1)			12/31/2017		12/31/2018		12/31/2019		12/31/2020
Location	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	20	$425		69	$1,743	165	$4,215	400	$10,567	189	$4,125
Austin	166	5,568		—	—	—	—	29	979	—	—
Boston	4	201		171	7,583	150	6,663	569	10,494	232	5,664
Central & South Florida	54	1,476		181	4,924	99	2,671	203	6,440	92	1,960
Chicago	43	1,335		15	594	401	11,894	10	238	104	2,601
Dallas	53	1,482		160	4,638	374	9,678	197	5,577	112	2,997
Detroit	8	156		63	1,337	—	—	230	4,811	116	2,976
Houston	—	—		—	2	150	6,642	—	—	162	4,479
Los Angeles	37	1,412		54	1,563	22	602	8	343	85	2,623
Minneapolis	15	523		36	1,326	35	1,236	146	4,401	95	3,406
Nashville	—	850	(3)	66	—	—	—	—	—	—	—
New York	31	1,393		52	1,822	79	2,127	489	25,506	503	15,622
Philadelphia	—	—		—	—	—	—	—	—	—	—
Phoenix	7	164		39	887	—	—	—	—	—	—
Washington, D.C.	164	5,026		342	17,018	42	1,812	59	2,649	66	3,103
Total / Weighted Average (4)	602	$20,011		1,248	$43,437	1,517	$47,540	2,340	$72,005	1,756	$49,556

(1)	Includes leases with an expiration date of March 31, 2016, comprised of 27,000 square feet and expiring lease revenue of $0.7 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
As part of Comdata's recent lease renewal at 5301 Maryland Way in Brentwood, TN, the tenant was granted the right to use its give-back space beyond the original expiration date of May 31, 2016 with no base rental charges; therefore, the revenue associated with the space contraction is presented as expiring in 2016 while the square footage is presented as expiring in 2017. The tenant will continue to be directly responsible for operating expenses associated with the space until its rights to use the space have ended.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 28 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended March 31, 2016
Unaudited (in thousands)

	For the Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Non-incremental
Building / construction / development	$1,508	$2,294	$1,824	$441	$1,704
Tenant improvements	7,314	6,167	3,483	4,226	6,717
Leasing costs	1,174	5,478	2,962	6,974	1,866
Total non-incremental	9,996	13,939	8,269	11,641	10,287
Incremental
Building / construction / development	9,690	16,243	11,248	14,019	19,949
Tenant improvements	9,171	11,893	2,621	3,960	11,106
Leasing costs	1,803	7,765	10,449	3,296	2,593
Total incremental	20,664	35,901	24,318	21,275	33,648
Total capital expenditures	$30,660	$49,840	$32,587	$32,916	$43,935

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of December 31, 2015		$40,402
New non-incremental tenant improvement commitments related to leases executed during period		2,352
Non-incremental tenant improvement expenditures	(7,314)
Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	260
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(7,054)
Total as of March 31, 2016		$35,700

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $19.6 million, or 55% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended March 31, 2016	For the Year Ended
		2015		2014		2013
Renewal Leases
Number of leases	16	74		56		56
Square feet	171,192	1,334,398		959,424		2,376,177
Tenant improvements per square foot (1)	$9.68	$16.91		$19.02		$14.24
Leasing commissions per square foot	$6.27	$8.29		$8.33		$4.66
Total per square foot	$15.95	$25.20		$27.35		$18.90
Tenant improvements per square foot per year of lease term	$2.30	$2.90		$2.97		$1.88
Leasing commissions per square foot per year of lease term	$1.49	$1.42		$1.30		$0.62
Total per square foot per year of lease term	$3.79	$4.32	(2)	$4.27	(3)	$2.50
New Leases
Number of leases	24	90		98		87
Square feet	181,509	1,563,866		1,142,743		1,050,428
Tenant improvements per square foot (1)	$24.88	$60.41		$34.46		$35.74
Leasing commissions per square foot	$11.56	$20.23		$15.19		$12.94
Total per square foot	$36.44	$80.64		$49.65		$48.68
Tenant improvements per square foot per year of lease term	$4.04	$5.68		$3.78		$4.17
Leasing commissions per square foot per year of lease term	$1.88	$1.90		$1.66		$1.51
Total per square foot per year of lease term	$5.92	$7.58	(4)	$5.44		$5.68
Total
Number of leases	40	164		154		143
Square feet	352,701	2,898,264		2,102,167		3,426,605
Tenant improvements per square foot (1)	$17.50	$40.38		$27.41		$20.83
Leasing commissions per square foot	$9.00	$14.73		$12.06		$7.20
Total per square foot	$26.50	$55.11		$39.47		$28.03
Tenant improvements per square foot per year of lease term	$3.36	$4.79		$3.48		$2.64
Leasing commissions per square foot per year of lease term	$1.73	$1.75		$1.53		$0.91
Total per square foot per year of lease term	$5.09	$6.54	(4)	$5.01	(3)	$3.55

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, D.C. market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33. The one-year lease renewal with Comdata at 5301 Maryland Way in Brentwood, TN, executed in the third quarter of 2015 was excluded from this analysis as that renewal was superceded by the long-term renewal completed during the fourth quarter of 2015.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.

(4)
During 2015, we completed seven new leases in Washington, D.C., and Chicago, IL, comprising 680,035 square feet with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of March 31, 2016
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	12	$105,730	19.1	3,039	16.1	2,271	74.7
New York	4	67,945	12.3	1,766	9.3	1,743	98.7
Chicago	5	63,778	11.5	2,094	11.1	1,864	89.0
Atlanta	8	48,747	8.8	2,064	10.9	1,905	92.3
Minneapolis	4	47,291	8.5	1,618	8.6	1,465	90.5
Dallas	9	46,778	8.4	1,798	9.5	1,744	97.0
Boston	9	44,742	8.1	1,627	8.6	1,608	98.8
Los Angeles	4	31,705	5.7	1,010	5.3	1,004	99.4
Central & South Florida	5	29,820	5.4	1,124	5.9	1,030	91.6
Philadelphia	1	18,016	3.3	801	4.2	801	100.0
Detroit	3	17,790	3.2	819	4.3	745	91.0
Other	5	31,764	5.7	1,170	6.2	1,170	100.0
Total / Weighted Average	69	$554,106	100.0	18,930	100.0	17,350	91.7

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of March 31, 2016
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA, MD	9	18.4	2,699	14.3	3	0.7	340	1.8	12	19.1	3,039	16.1
New York	NY, NJ	1	8.7	1,033	5.4	3	3.6	733	3.9	4	12.3	1,766	9.3
Chicago	IL	1	6.4	967	5.2	4	5.1	1,127	5.9	5	11.5	2,094	11.1
Atlanta	GA	5	7.5	1,682	8.9	3	1.3	382	2.0	8	8.8	2,064	10.9
Minneapolis	MN	1	5.0	933	5.0	3	3.5	685	3.6	4	8.5	1,618	8.6
Dallas	TX	2	2.3	440	2.3	7	6.1	1,358	7.2	9	8.4	1,798	9.5
Boston	MA	2	2.4	173	0.9	7	5.7	1,454	7.7	9	8.1	1,627	8.6
Los Angeles	CA	3	5.0	876	4.6	1	0.7	134	0.7	4	5.7	1,010	5.3
Central & South Florida	FL	1	3.3	651	3.4	4	2.1	473	2.5	5	5.4	1,124	5.9
Philadelphia	PA	1	3.3	801	4.2	—	—	—	—	1	3.3	801	4.2
Detroit	MI	1	2.0	489	2.6	2	1.2	330	1.7	3	3.2	819	4.3
Other		1	1.4	312	1.6	4	4.3	858	4.6	5	5.7	1,170	6.2
Total / Weighted Average		28	65.7	11,056	58.4	41	34.3	7,874	41.6	69	100.0	18,930	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of March 31, 2016
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	5	0.8	$82,962	15.0	1,699	9.8
Business Services	94	14.9	48,852	8.8	1,838	10.6
Depository Institutions	15	2.4	38,813	7.0	1,328	7.7
Engineering, Accounting, Research, Management & Related Services	67	10.6	35,925	6.5	991	5.7
Nondepository Credit Institutions	18	2.8	34,355	6.2	1,153	6.6
Insurance Carriers	20	3.2	31,293	5.6	1,240	7.2
Insurance Agents, Brokers & Services	21	3.3	29,068	5.2	975	5.6
Security & Commodity Brokers, Dealers, Exchanges & Services	38	6.0	22,931	4.1	763	4.4
Communications	46	7.3	19,950	3.6	625	3.6
Legal Services	49	7.8	18,677	3.4	625	3.6
Electronic & Other Electrical Equipment & Components, Except Computer	14	2.2	18,555	3.4	577	3.3
Educational Services	8	1.3	15,133	2.7	395	2.3
Real Estate	30	4.7	14,749	2.7	485	2.8
Food & Kindred Products	3	0.5	12,522	2.3	408	2.4
Automotive Repair, Services & Parking	6	0.9	11,693	2.1	4	—
Other	198	31.3	118,628	21.4	4,244	24.4
Total	632	100.0	$554,106	100.0	17,350	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of March 31, 2016
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
TownPark Land	Lake Mary, FL	11/21/2014	100	N/A	$7,700	N/A	N/A
Park Place on Turtle Creek	Dallas, TX	1/16/2015	100	1986	46,600	178	88
Two Pierce Place Land	Itasca, IL	6/2/2015	100	N/A	3,709	N/A	N/A
80 Central Street	Boxborough, MA	7/24/2015	100	1988	13,500	150	93
SunTrust Center	Orlando, FL	11/4/2015	100	1988	170,804	655	89
Galleria 300	Atlanta, GA	11/4/2015	100	1987	88,317	433	89
Glenridge Highlands One	Atlanta, GA	11/24/2015	100	1998	63,562	290	90
Suwanee Gateway Land	Suwanee, GA	12/21/2015	100	N/A	1,350	N/A	N/A
Total / Weighted Average					$395,542	1,706	89

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
3900 Dallas Parkway	Plano, TX	1/30/2015	100	1999	$26,167	120	100
5601 Headquarters Drive	Plano, TX	4/28/2015	100	2001	33,700	166	100
River Corporate Center	Tempe, AZ	4/29/2015	100	1998	24,600	133	100
Copper Ridge Center	Lyndhurst, NJ	5/1/2015	100	1989	51,025	268	87
Eastpoint I & Eastpoint II	Mayfield Heights, OH	7/28/2015	100	2000	18,500	170	91
3750 Brookside Parkway	Alpharetta, GA	8/10/2015	100	2001	14,086	105	91
Chandler Forum	Chandler, AZ	9/1/2015	100	2003	33,900	150	100
Aon Center	Chicago, IL	10/29/2015	100	1972	712,000	2,738	87
2 Gatehall Drive	Parsippany, NJ	12/21/2015	100	1985	51,000	405	100
Total / Weighted Average					$964,978	4,255	90

Dispositions Subsequent to Quarter End

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
1055 East Colorado Boulevard	Pasadena, CA	4/21/2016	100	2001	$61,250	176	99
Fairway Center II	Brea, CA	4/28/2016	100	2002	33,800	134	97
1901 Main Street	Irvine, CA	5/2/2016	100	2001	66,000	173	100
					$161,050	483	99

Piedmont Office Realty Trust, Inc.
Other Investments
As of March 31, 2016
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$6,859	$9,541	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands One and Two	3.0	1,725
Suwanee Gateway	Suwanee, GA	Suwanee Gateway One	5.0	1,401
State Highway 161	Irving, TX	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,664
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	5,741
Total			44.0	$17,351

Development - Construction

Property	Location	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Current Asset Basis (Accrual)	Project Capital Expended (Cash)	Estimated Additional Capital Required (1) (Cash)
500 TownPark	Lake Mary, FL	400 TownPark	Development	Q1 2017	80	135.0	8,021	2,776	$25 to $27 million

Development - Lease-Up

Property	Location	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Current Asset Basis (4) (Accrual)	Project Capital Expended (4) (Cash)
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	—	300.9	$62,272	$60,865
3100 Clarendon Boulevard (2)	Arlington, VA	Not Applicable	Redevelopment	Q4 2015 (3)	28	261.8	86,776	36,680
Total						562.7	$149,048	$97,545

(1)	Amount includes anticipated development costs as well as estimated lease-up costs.
(2)
The Current Asset Basis presented is that of the office and Metro retail portions of the property only. The street retail portion of the property remained in service and street retail tenants remained in occupancy during the redevelopment.

(3)	The redevelopment of the office tower and the retail facade improvements are complete; the remaining plaza work will be completed during the second quarter of 2016.
(4)	Inclusive of tenant improvement and leasing costs. Predominately tenant improvement and leasing costs for the lease-up of each property remain and will vary by tenant and by market.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 40.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure, because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the extinguishment of swaps, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of net operating income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA	Steve Manaker, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan	Oppenheimer & Co.
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue	85 Broad Street
New York, NY 10016	Newport Beach, CA 92660	34th Floor	New York, NY 10004
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179	Phone: (212) 667-5950
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Robert W. Baird & Co.	Erin Aslakson	SunTrust Robinson Humphrey
200 Public Square	Stifel, Nicolaus & Company	711 Fifth Avenue, 14th Floor
Suite 1650	One South Street	New York, NY 10022
Cleveland, OH 44139	16th Floor	Phone: (212) 319-5659
Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

GAAP net income applicable to common stock	$10,372	$125,644	$(1,875)	$29,976	$19,245
Depreciation	31,639	30,867	31,093	35,935	36,097
Amortization	17,822	17,257	14,037	14,971	14,686
Impairment loss	—	—	34,815	5,354	—
Loss / (gain) on sale of properties	20	(114,412)	(17,140)	(26,611)	(10,073)
NAREIT funds from operations applicable to common stock	59,853	59,356	60,930	59,625	59,955
Adjustments:
Acquisition costs	12	644	128	3	144
Loss / (gain) on extinguishment of swaps	—	(94)	—	132	—
Net (recoveries) / loss from casualty events and litigation settlements	—	278	—	—	—
Core funds from operations applicable to common stock	59,865	60,184	61,058	59,760	60,099
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	647	642	646	608	651
Depreciation of non real estate assets	204	226	168	165	196
Straight-line effects of lease revenue	(7,848)	(4,960)	(2,519)	(3,745)	(4,510)
Stock-based and other non-cash compensation expense	1,928	2,051	2,622	1,692	725
Amortization of lease-related intangibles	(1,238)	(1,202)	(1,145)	(1,102)	(1,122)
Acquisition costs	(12)	(644)	(128)	(3)	(144)
Non-incremental capital expenditures	(9,996)	(13,939)	(8,269)	(11,641)	(10,287)
Adjusted funds from operations applicable to common stock	$43,550	$42,358	$52,433	$45,734	$45,608

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Net income attributable to Piedmont	$10,372	$125,644	$(1,875)	$29,976	$19,245
Net income attributable to noncontrolling interest	4	3	4	4	4
Interest expense	16,385	17,978	18,832	18,172	19,016
Depreciation	31,843	31,093	31,261	36,100	36,292
Amortization	17,822	17,257	14,037	14,971	14,686
Acquisition costs	12	644	128	3	144
Impairment loss	—	—	34,815	5,354	—
Net (recoveries) / loss from casualty events and litigation settlements	—	278	—	—	—
Loss / (gain) on sale of properties	20	(114,412)	(17,140)	(26,611)	(10,073)
Core EBITDA	76,458	78,485	80,062	77,969	79,314
General & administrative expenses	7,869	7,646	8,246	8,102	6,416
Management fee revenue	(292)	(224)	(329)	(232)	(330)
Other (income) / expense	(307)	(992)	(931)	(599)	38
Straight-line effects of lease revenue	(7,848)	(4,960)	(2,519)	(3,745)	(4,510)
Amortization of lease-related intangibles	(1,238)	(1,202)	(1,145)	(1,102)	(1,122)
Property net operating income (cash basis)	74,642	78,753	83,384	80,393	79,806
Deduct net operating (income) / loss from:
Acquisitions	(5,215)	(2,997)	(893)	(667)	(513)
Dispositions	29	(5,519)	(11,002)	(9,216)	(10,413)
Other investments	(126)	(168)	(284)	(248)	(270)
Same store net operating income (cash basis)	$69,330	$70,069	$71,205	$70,262	$68,610

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Equity in income of unconsolidated joint ventures	$115	$135	$135	$124	$159

Interest expense	—	—	—	—	—

Depreciation	61	60	61	62	62

Amortization	16	16	16	16	16

Impairment loss	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—

Core EBITDA	192	211	212	202	237

General and administrative expenses	4	6	10	18	8

Other (income) / expense	—	—	—	—	—

Property net operating income (accrual basis)	196	217	222	220	245

Straight-line effects of lease revenue	1	(3)	(3)	(5)	(5)

Amortization of lease-related intangibles	—	—	—	—	—

Property net operating income (cash basis)	$197	$214	$219	$215	$240

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Revenues:
Rental income	$—	$—	$19	$—	$—
Tenant reimbursements	—	67	—	(3)	—
Property management fee revenue	—	—	—	—	—
Other rental income	—	—	—	—	—
	—	67	19	(3)	—
Expenses:
Property operating costs	—	(3)	3	(1)	—
Depreciation	—	—	—	—	—
Amortization	—	—	—	—	—
General and administrative	—	(1)	—	1	—
	—	(4)	3	—	—
Other income / (expense):
Interest expense	—	—	—	—	—
Other income / (expense)	—	—	—	—	—
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—
	—	—	—	—	—

Operating income, excluding impairment loss and gain / (loss) on sale	—	71	16	(3)	—

Impairment loss	—	—	—	—	—
Gain / (loss) on sale of properties	—	1	(2)	—	—

Income from discontinued operations	$—	$72	$14	$(3)	$—

Piedmont Office Realty Trust, Inc.
Property Detail
As of March 31, 2016
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	92.1%	88.1%	88.1%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	98.4%	98.4%	89.2%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	46.9%	42.0%	42.0%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%
The Medici	Atlanta	GA	100.0%	2008	158	96.8%	93.7%	86.1%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%
Galleria 300	Atlanta	GA	100.0%	1987	432	91.0%	88.7%	88.0%
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	91.7%	86.5%	71.2%
Metropolitan Area Subtotal / Weighted Average					2,064	92.3%	90.3%	85.6%
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
80 Central Street	Boxborough	MA	100.0%	1988	150	87.3%	87.3%	87.3%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	272	100.0%	100.0%	100.0%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,627	98.8%	98.8%	98.8%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	66.3%	66.3%	66.3%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	83.1%
Two Pierce Place	Itasca	IL	100.0%	1991	486	96.7%	96.7%	88.5%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	74.5%	74.5%	74.5%
500 West Monroe Street	Chicago	IL	100.0%	1991	967	88.4%	71.8%	63.3%
Metropolitan Area Subtotal / Weighted Average					2,094	89.0%	81.3%	73.1%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	87.9%	87.9%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	91.8%	91.8%	91.8%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	99.1%	99.1%	98.7%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	96.2%	95.4%	93.8%
One Lincoln Park	Dallas	TX	100.0%	1999	262	93.9%	92.0%	90.5%
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	100.0%	100.0%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	92.7%	82.0%	67.4%
Metropolitan Area Subtotal / Weighted Average					1,798	97.0%	94.0%	92.0%
Detroit
150 West Jefferson	Detroit	MI	100.0%	1989	489	88.3%	84.3%	83.4%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	85.8%	85.8%	85.8%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					819	91.0%	88.5%	88.0%
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	93.3%	93.3%	85.9%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
400 TownPark	Lake Mary	FL	100.0%	2008	176	94.9%	94.9%	50.6%
SunTrust Center	Orlando	FL	100.0%	1988	651	88.5%	88.5%	86.3%
Metropolitan Area Subtotal / Weighted Average					1,124	91.6%	91.6%	82.5%
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	99.2%	22.8%
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	98.9%	96.6%	94.9%
Fairway Center II	Brea	CA	100.0%	2002	134	97.0%	97.0%	91.0%
1901 Main Street	Irvine	CA	100.0%	2001	173	100.0%	91.3%	89.6%
Metropolitan Area Subtotal / Weighted Average					1,010	99.4%	97.1%	55.8%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	83.4%	83.4%	83.4%
US Bancorp Center	Minneapolis	MN	100.0%	2000	933	89.2%	87.2%	87.2%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	98.9%	98.9%	98.9%
Metropolitan Area Subtotal / Weighted Average					1,618	90.5%	89.4%	89.4%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%
New York
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	97.4%	93.9%	93.9%
60 Broad Street	New York	NY	100.0%	1962	1,033	100.0%	100.0%	96.1%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	299	95.0%	90.3%	90.3%
Metropolitan Area Subtotal / Weighted Average					1,766	98.7%	97.3%	95.0%
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%
Phoenix
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					149	100.0%	100.0%	100.0%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	82.9%	66.2%	66.2%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	88.4%	77.8%	65.3%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	82.1%	82.1%	78.1%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	306	46.7%	46.7%	38.6%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	116	36.2%	36.2%	—%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%	1991	334	70.7%	29.9%	4.5%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	—%	—%	—%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	99.8%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	60.5%	60.5%	57.0%
Arlington Gateway	Arlington	VA	100.0%	2005	326	79.8%	78.5%	71.2%
Metropolitan Area Subtotal / Weighted Average					3,039	74.7%	67.9%	60.5%

Grand Total					18,930	91.7%	88.7%	83.0%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2016 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space, may cause our operating results to suffer and decrease the value of our real estate properties; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area, where we have high concentrations of office properties; the illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; development and construction delays and resultant increased costs and risks may negatively impact our operating results; our real estate development strategies may not be successful; future terrorist attacks in the major metropolitan areas in which we own properties could significantly impact the demand for, and value of, our properties; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may negatively affect us and could cause us to recognize impairment charges on our long-lived assets or goodwill or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; future offerings of debt or equity securities may adversely affect the market price of our common stock; changes in market interest rates may have an effect on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.